Exhibit 10.47

EDUCATION BUSINESS PARTNER AGREEMENT

between

Computer Software Innovations, Inc. (CSI) dba CSI Technology Outfitters

and

PROMETHEAN INC.

© PROMETHEAN INC. 2011

TABLE OF CONTENTS

RECITALS			1

1.	DEFINITIONS.		1

2.	BUSINESS AS AUTHORIZED BUSINESS PARTNER.		1

	2.1	Right to Market and Resell Products.	1
	2.2	Access to Marketing Collateral.	1
	2.3	Use of Authorized Logo.	1
	2.4	Access to Business Partner Portal and Access to PPS.	1
	2.5	Pre-Sale and Bid Response Support.	1
	2.6	Marketing Development Funds.	2
	2.7	Opportunity Registration Programs.	2

3.	PRICING; DISCOUNTS; LIMITED EXCLUSIVITY.		2

	3.1	Price List.	2
	3.2	Discounts.	2
	3.3	Internet Sales.	2
	3.4	Discounts on Promethean Demo Equipment.	3
	3.5	Terms of Application of Discounts and Similar Items.	3

4.	TERM.		3

5.	BUSINESS PARTNER REQUIREMENTS AND CUSTOMER ACCOUNTS.		3

	5.1	Requirements of each Business Partner.	3
	5.2	Basic Sales Requirements; Adjustments.	3
	5.3	Underperformance.	3
	5.4	Reporting Obligations With Respect to Underperformance.	4
	5.6	Enterprise Accounts.	4

6.	PURCHASES, PAYMENTS AND RETURNS.		4

	6.1	Purchase Orders.	4
	6.2	Acceptance of Orders.	5
	6.3	Product Availability.	5
	6.4	Payment; Credit Terms; Title; and Risk.	5
	6.5	Returns; Limited Liability; Remedies and Exclusions.	6

7.	ADDITIONAL COVENANTS AND OBLIGATIONS OF THE BUSINESS PARTNER.		7

	7.1	Marketing and Other Obligations of the Business Partner.	7
	7.2	Compliance with Laws and Policies.	8
	7.3	Additional Statements.	8
	7.4	Inspection Rights.	9
	7.5	Sales and Use Tax Laws.	9
	7.6	Certified Installer Status, Installation Terms.	9
	7.7	Warranties and Other Support Obligations.	9
	7.8	Background Checks for Employees Who Enter Onto Customer Sites.	11
	7.9	Obligations related to the Sale of Channel One News InterActiv Products.	11

8.	INTELLECTUAL PROPERTY RIGHTS.		11

9.	MUTUAL NON-SOLICITATION.		12

10.	ADDITIONAL REPRESENTATIONS and Warranties OF the BUSINESS PARTNER.		12

11.	MUTUAL INDEMNIFICATION.		12

12.	CONFIDENTIALITY AND NON-DISCLOSURE.		13

13.	EARLY TERMINATION.		14

	13.1	By Either Party.	14
	13.2	By Promethean.	14

14.	RIGHTS UPON TERMINATION.		14

15.	NOTICES.		15

16.	FORCE MAJEURE.		15

17.	ASSIGNMENT.		16

18.	EXPORT.		16

19.	DISPUTE RESOLUTION.		16

20.	HEADINGS.		16

21.	RELATIONSHIP BETWEEN PROMETHEAN AND BUSINESS PARTNER.		16

22.	ENTIRE AGREEMENT; SEVERABILITY; WAIVER; RELEASE.		16

23.	GOVERNING LAW.		17

Exhibit A			19

PREMIER EDUCATION BUSINESS PARTNER REQUIREMENTS.			19

1.	Annual Revenue.		19

2.	New Account Targets.		19

3.	Office and Marketing/Sales Manager.		19

4.	Sales Representatives.		19

5.	Teacher and Learning Consultant (“TLC”).		20

6.	Demonstration Equipment.		20

7.	No Competing Products.		20

8.	Non-Solicitation.		20

9.	General Requirements.		20

10.	Premier Education Business Partner Attach Rate Goals.		21

SCHEDULE 1			22

DEFINED TERMS.			22

SCHEDULE 2.1			26

TERRITORIES.			26

EDUCATION BUSINESS PARTNER AGREEMENT

THIS EDUCATION BUSINESS PARTNER AGREEMENT (this “Agreement”) is effective as of January 3, 2012 (the “Effective Date”), by and between Promethean, Inc., with its principal place of business at 1165 Sanctuary Parkway, Suite 400 Alpharetta, Georgia 30009 (“Promethean”), and Computer Software Innovations, Inc. dba CSI Technology Outfitters (“CSI” or the “Business Partner”) with its principal place of business at 900 East Main Street, Suite T, Easley, SC 29640. Promethean and Business Partner are sometimes collectively referred to herein as the “parties.”

RECITALS

WHEREAS, by executing this Agreement the parties acknowledge and agree that this Agreement supersedes and replaces in all respects any prior agreement;

WHEREAS, this Agreement, together with the all schedules and exhibits are attached hereto are incorporated herein by reference and, taken together with this Agreement, including the foregoing Recitals, shall constitute but a single agreement; and

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED IN THIS AGREEMENT, it is agreed by and between the parties as follows:

1.	DEFINITIONS. Any capitalized terms not otherwise defined in this Agreement shall have the meaning assigned to such term in Schedule 1.

2. BUSINESS AS AUTHORIZED BUSINESS PARTNER.

2.1 Right to Market and Resell Products. Subject to Section 3 and Section 5.6 herein, Promethean grants to the Business Partner the non-exclusive right, during the Term, to market and resell the Products to the Education Market in the Territory identified in Schedule 2.1 in accordance with the terms of this Agreement and subject to the requirements set forth in Exhibit A. Marketing, sales or other distribution of Products by the Business Partner outside the Education Market or to the Education Market but outside the Territory are strictly prohibited unless approved in writing by Promethean’s Vice President of Channels, North America, which approval may be withheld in such person’s sole discretion.

2.2 Access to Marketing Collateral. Promethean will make its standard marketing collateral available to the Business Partner in the English language.

2.3 Use of Authorized Logo. The Business Partner shall have the right (subject to Section 9) to utilize Promethean’s Marks on packaging, collateral, event signage, documentation, web advertising, and other promotional material in accordance with the Promethean Policies.

2.4 Access to Business Partner Portal and Access to PPS. The Business Partner shall receive up to 10 licenses at no cost for the use of the Promethean Partner System (“PPS”). The Business Partner will be issued a user ID and password to access and utilize the PPS. Additional licenses may be at Business Partner’s cost. The Business Partner will ensure that user IDs and passwords issued by Promethean shall only be used by the Business Partner’s employees. The Business Partner shall request access to the Partner Portal at http://partner.prometheanworld.com.

2.5 Pre-Sale and Bid Response Support. Promethean will, in its discretion, provide such support and assistance to the Business Partner in connection with coordinating leads, proposals, and bid responses as Promethean deems necessary and reasonable.

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

2.6 Marketing Development Funds. Promethean’s Marketing Development Fund (“MDF”) Program is available to the Business Partner at the sole discretion of Promethean. The Business Partner is authorized to participate in the Program so long as the Business Partner is current as to its account balance with Promethean and otherwise following Promethean’s MDF Guidelines which shall be made available to the Business Partner. The following are NOT included in any MDF Program: Sales of Enhanced Warranties, Products purchased under campaigns, promotions, and special pricing programs or incentives unless otherwise approved in writing by Promethean. All orders that have been given special bid or deal desk pricing are not subject to MDF accrual.

2.7 Opportunity Registration Programs. Promethean reserves the right at any time and from time to time to establish an opportunity registration program. The purpose of such a program would be to provide additional discounts or rebates (as determined by Promethean from time to time) to eligible business partners who actively identify, develop and close certain selected sales opportunities on qualifying products and services. If such a program is introduced, participation shall be in Promethean’s sole discretion and the program shall be subject to the terms and conditions of this Agreement as well as any requirements set forth in the registration program. Each such program will set forth the program guidelines, the defined opportunities, the products included, and the defined program requirements and registration criteria. Promethean shall have the right to audit the Business Partner’s records related to such sales in which the Business Partner received additional discount as a result of an opportunity registration. If, upon investigation, Promethean determines that the Business Partner obtained a registration through deceit or fraud, Promethean has the right to invoice the Business Partner for the additional discount earned by the Business Partner as a result of the registration as well as to remove the Business Partner from future registration opportunities.

3. PRICING; DISCOUNTS; LIMITED EXCLUSIVITY.

3.1 Price List. Subject to any discounts, rebates, or other incentives in this Section 3, the Business Partner shall pay Promethean the per-unit prices detailed in the Price List. Promethean may change the prices on the Price List upon thirty (30) days prior notification to the Business Partner through the Partner Portal or otherwise, but at least via e-mail. Within ten (10) calendar days of such price change notification, Business Partner shall report all Products in its inventory that have been the subject of any price decrease in order for Promethean to compute, and apply to Business Partner’s account, a credit corresponding to such Products. The price change shall apply to all Products in Business Partner’s inventory or on route to the Business Partner as of the date of the price change. The price change shall not apply to Products already shipped to Customers Prices listed on the Price List are based on Ex Works terms, and are exclusive of shipping costs, reasonable handling fees, insurance costs, and applicable taxes and duties, which actual costs, handling fees, taxes and duties shall be billed to, paid by and the sole responsibility of the Business Partner. If the Business Partner orders full containers direct from China, the prices listed on the Price List are based on CPT terms. Where the Price List contains any references to MSRP or RSP the parties acknowledge that these are suggestive only.

3.2 Discounts. The Business Partner shall be entitled to the discounts off of MSRP set forth in the then-current Price List. In addition, Promethean shall, in its discretion, have the ability to offer additional discounts to the Business Partner under a registration program or otherwise. Such additional discounts may be accompanied by specific terms and conditions. All volume pricing requests and related inquiries should be submitted in writing to Promethean’s Vice President of Sales. In the event Promethean offers special pricing, discounts, promotions or campaigns to Customers, Promethean has the right to audit the Business Partner’s financial records related to such sales to ensure that the special pricing or discount was, in fact, offered to the Customer.

3.3 Internet Sales. No payments will be due from Promethean to the Business Partner for any Internet Sales of downloads from Promethean Planet or software by the Customer unless approved in writing by Promethean’s Vice President of Channels, North America. Additionally, no payments will be due to the Business Partners for internet sales by Promethean of on-line professional development training unless approved in writing by Promethean’s Vice President of Channels, North America.

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

3.4 Discounts on Promethean Demo Equipment. The Business Partner shall receive a fifty-eight percent (58%) discount off MSRP on certain Products purchased by the Business Partner for demonstration use and not for resale. In purchasing Products for demonstration purposes, the Business Partner shall ensure that (i) the equipment is for bona fide demonstration purposes; (ii) such Products are not resold within six (6) months of their initial purchase; and (iii) that such Products are identified as “used” equipment and not resold at any time as though they are new Products.

3.5 Terms of Application of Discounts and Similar Items. The availability of all discounts and similar adjustments to either the purchase price of any Products or any amounts due by Promethean to the Business Partner shall be subject to final determination by Promethean in its reasonable discretion.

4. TERM. Subject to the early termination provisions in Section 13 of this Agreement, the Term shall take effect on the Effective Date and conclude at the close of business on December 31, 2012 (the “Termination Date”), provided, however, that thereafter the Term of this Agreement shall automatically renew for additional one-year periods (i.e., January 1 to December 31) unless either party provides written notice to the other of its intent to terminate this Agreement on or prior to the 30th day immediately preceding the applicable Termination Date. However, Promethean may terminate this agreement at any time for any reason upon thirty (30) days written notice to the Business Partner.

5. BUSINESS PARTNER REQUIREMENTS AND CUSTOMER ACCOUNTS.

5.1 Requirements of each Business Partner. The Business Partner shall be required to meet and maintain certain requirements. Those specific requirements are set forth in Exhibit A.

5.2 Basic Sales Requirements; Adjustments. The Business Partner’s current annualized quarterly revenue targets and Annual Revenue Target for the Territories as well as any Attach Rate requirements for sales of certain Products are set out in Exhibit A.

Promethean shall update Exhibit A by January 31st of each calendar year of the Term (or as soon as practicable thereafter) to reflect applicable quarterly targets and the then-current Annual Target. Promethean shall also have the unilateral right to revise Exhibit A at any time upon the occurrence of any significant shift in overall market demand or any other event that Promethean reasonably believes will significantly increase the potential market for the sale of Products. Promethean will evaluate all updates and modifications to Exhibit A in good faith.

5.3 Underperformance.

(a) With respect to each of the calendar years of the Term, and in addition to any other rights available to Promethean under this Agreement, to the extent the Business Partner fails to meet any or all of the requirements in Exhibit A, then Promethean may (i) establish and implement a Performance Improvement Plan (“PIP”); (ii) require that if the Business Partner desires to continue doing business with Promethean, it must be at a different partner level which might include a reduction in discount levels; (iii) remove a region from Business Partner’s Territory; or (iv) terminate the Agreement.

(b) If, in Promethean’s sole discretion, a PIP is required, Promethean will issue a proposed PIP to the Business Partner. Business Partner shall have ten (10) business days after receiving the proposed PIP to provide comments to Promethean. It shall be in the sole discretion of Promethean whether to amend the proposed PIP based on those comments. Promethean shall issue the final version of the PIP to the Business Partner within ten (10) business days of receiving any comments from the Business Partner and both parties will execute the final PIP.

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

(c) The PIP shall, as reasonably determined by Promethean, provide specific, measurable goals that must be achieved by the Business Partner over a period of between thirty (30) to ninety (90) days as determined by Promethean. Should the Business Partner fail to achieve the PIP to the satisfaction of Promethean, then Promethean shall have the right, in its discretion, upon seven (7) days prior written notice, to either: (i) revise and extend the time period for the PIP; (ii) remove a region from the Business Partner’s Territory set forth on Schedule 2.1; (iii) re-assign such region to another business partner; (iv) require that the Business Partner do business with Promethean at a different partner level; and/or (v) terminate this Agreement, without any compensation to Business Partner. Promethean’s determinations regarding achievement of measurable goals pursuant to this Section 5 will be based, in part, on the reports the Business Partner is required to prepare and provide to Promethean in accordance with Section 7.1 of this Agreement. Accordingly, the Business Partner acknowledges and agrees that its failure to comply in all material respects with the requirements of Section 7.1 of this Agreement may result in Promethean’s determination, in its sole discretion, that the Business Partner has failed to meet the requirements set forth in Section 5.2.

5.4 Reporting Obligations With Respect to Underperformance. In the event of a removal of a certain region from Schedule 2.1 in accordance with Section 5.3 above, the Business Partner shall provide Promethean with all necessary information concerning outstanding or prospective orders by such Customers which Promethean may wish to meet.

5.5 Non-Solicitation of Certain Enterprise Accounts. The Business Partner understands and agrees that Promethean has identified certain schools and/or school districts as Enterprise Accounts in the Territory. Promethean may, in its sole discretion assign one or more Enterprise Accounts to a particular business partner as Promethean’s preferred reseller in those Enterprise Accounts. Business Partner agrees during the Term of this Agreement not to solicit (with respect to Promethean Products) those Enterprise Accounts in the Territory which have been specifically assigned by Promethean to another business partner without the express written permission of Promethean’s Vice President of Sales, North America. A complete list of Enterprise Accounts in the Territory can be obtained from Promethean’s Vice President of Enterprise Sales upon request.

5.6 Enterprise Accounts. If an Enterprise Account is included in Business Partner’s Territory and Promethean becomes aware of issues, deficiencies, or problems with how the Business Partner is servicing that Enterprise Account, Promethean will immediately notify the Business Partner in writing of such concerns. Within ten (10) days of such notice, Promethean and the Business Partner will jointly agree in writing to a Performance Improvement Plan (“PIP”) the terms of which shall ultimately be within Promethean’s sole discretion. The PIP shall provide specific, measurable goals that must be achieved by the Business Partner over a period of time to be specified of between thirty (30) and ninety (90) days depending on the PIP. Should the Business Partner fail to achieve the PIP to the satisfaction of Promethean within that period, then Promethean shall have the right, in its discretion and without any compensation to the Business Partner, to remove that Enterprise Account from the Business Partner’s Territory temporarily or permanently or modify the terms of any existing teaming agreement, and market, sell and distribute Products directly to any Enterprise Account. In the event that Promethean desires the Business Partner’s assistance with the handling of an Enterprise Account, Promethean and Business Partner shall execute a separate written support agreement in form and substance acceptable to Promethean.

6. PURCHASES, PAYMENTS AND RETURNS.

6.1 Purchase Orders. All Product orders shall be submitted through the PPS (Promethean’s Partner System)

and processed in accordance with Promethean’s Web Order Entry Terms and Conditions of Sale which can be found in the PPS (to the extent that there is any conflict between the provisions of Promethean’s Web Order Entry Terms

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

and Conditions of Sale and this Agreement, the provision of this Agreement or any amendment to this Agreement between the parties in writing will prevail). For Purchase Orders that contain a Channel One News product (whether On-Demand or Simultaneous Playback), the Business Partner shall attach a copy of the Channel One News InterActiv Subscription Agreement signed by the Customer. If the signed Channel One News InterActiv Subscription Agreement is not attached with the Purchase Order, the Purchase Order will be rejected by Promethean.

6.2 Acceptance of Orders. The acceptance of orders for the Products shall be at the discretion of Promethean and at all times shall be subject to: (i) availability of the Products; (ii) the Business Partner’s full compliance with the terms and conditions of this Agreement; and (iii) Promethean being satisfied that the Business Partner is of appropriate financial standing. Nothing in this Agreement shall require Promethean to give the Business Partner any right of priority over Promethean’s other business partners. Additionally, Promethean reserves the right to require the Business Partner to purchase some or all Product through a third party distribution company authorized by Promethean to sell Product. In such event, Promethean will provide thirty (30) days advanced written notice to the Business Partner and will work with Business Partner in good faith to transition to such an arrangement so as not to significantly affect Business Partner’s business with its customers with respect to Promethean’s Products. In such event, the Business Partner will enter into a separate commercial agreement with that third party distribution company. If the Product pricing from the third party distribution company is significantly more than the pricing offered by Promethean, the Business Partner shall have the right to terminate this Agreement upon thirty (30) days advanced written notice to Promethean.

6.3 Product Availability. The Business Partner understands and agrees that Promethean has the right, at any time, to modify or discontinue the production and/or distribution of any Products and Promethean will provide to the Business Partner, where practicable, reasonable notice of the same.

6.4 Payment; Credit Terms; Title; and Risk.

(a) Payment. The price for the Products and any associated taxes will be invoiced in and payable in U.S. dollars. Terms of payment are thirty (30) calendar days from date of invoice unless otherwise agreed by Promethean in writing. After thirty (30) days, interest will accrue on unpaid balances at a rate of 1.5% simple interest per month, and Promethean shall thereafter have the right to offset any discounts, credits, development funds, or other similar amounts due/payable to the Business Partner under this Agreement against amounts due Promethean from time to time. All written statements of balances owing from the Business Partner to Promethean shall be deemed to be accepted by the Business Partner unless objected to in writing within thirty (30) days after the date of confirmed receipt of such statement. Payment to Promethean is not contingent on Business Partner’s receipt of any payments from Customers.

(b) Credit Requirements; Limits; Adjustment. Promethean may, from time to time and in its discretion, establish and/or adjust a credit limit for the purchase of Products by the Business Partner. The Business Partner acknowledges and agrees that Promethean may periodically review the Business Partner’s financial and credit information as deemed appropriate by Promethean.

Promethean reserves the right to hold all orders if the balance of the Business Partner’s credit account exceeds its established credit limit and/or if Promethean is aware of any other occurrence or circumstance which it reasonably believes could have or has had an adverse impact on the Business Partner’s ability to pay its obligations as they come due, and to demand pre-payment on purchase orders until such time as the Business Partner pays all outstanding late and over-credit-limit invoices.

In the event that (i) a purchase order exceeds the Business Partner’s established credit limit, (ii) the Business Partner’s purchase orders are placed on hold by Promethean as a result of the Business Partner’s inability to tender payment to Promethean in accordance with the terms of this Agreement, or (iii) Promethean is aware of any other occurrence or

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

circumstance which it reasonably believes could have or has had an adverse impact on the Business Partner’s ability to pay its obligations as they come due, then Promethean may, in addition to any other rights it may have under this Agreement, accept purchase orders directly from the Business Partner’s Customers and, upon payment, offset (A) any amounts received by Promethean in excess of the sums which would have otherwise be due by the Business Partner for the same order(s) against (B) any amounts due to Promethean from the Business Partner. Excess sums (if any) will be distributed to the Business Partner as soon as practicable. Where Promethean exercises this right, it will be entitled to charge a handling fee to the Business Partner on account of any costs incurred by Promethean in satisfying the relevant order.

(c) Taxes. Any tax, fee, levy, assessment, exaction, imposition, or other similar amount applicable to the sale of Products pursuant to this Agreement, including import duties, and all other amounts levied or imposed by any foreign, federal, state, provincial, local, municipal, or other governmental authorities resulting from sale of Products to Customers (“Levies”) shall be the responsibility of the Business Partner. Tax-exemption certificates of the Business Partner must be supplied to Promethean for any exemptions from such items which may be required to release Promethean from the liability for collection, including, without limitation the resale exemption certificates set forth in Section 7.5 of this Agreement. Promethean is not responsible for the collection of such Levies at the time any Products are sold and the Business Partner shall indemnify and hold Promethean harmless from any taxes or claims, costs, or any other liability of any nature whatsoever related to taxes associated with the Business Partners’ sale of Products to Customers. Promethean shall deliver Products free and clear of and will indemnify and hold Business Partner harmless from any liens and encumbrances on such Products.

(d) Reconciliation and Waiver. Subject to any shorter limitations set forth in this Agreement, the Business Partner agrees (i) to reconcile any/all accounting issues related to this Agreement with Promethean on a regular basis; (ii) that it will notify Promethean of any accounting claim arising under this Agreement within one (1) year from the date of the transaction giving rise to the claim; and (iii) that any claims not raised in the one (1) year period above shall be waived.

(e) Title and Risk. The risk and title in the Products shall pass to the Business Partner upon delivery of the Products. However, if at any time Promethean determines upon reasonable belief that the Business Partner may have difficulty paying Promethean for the Products purchased, upon thirty (30) days prior written notice to the Business Partner, Promethean may change the term of this provision such that title to the Products shall not pass to the Business Partner until Promethean has received payment in full in cleared funds. In such event, until title to the Products has passed to the Business Partner, the Business Partner shall: (i) hold the Products on a fiduciary basis as Promethean’s bailee; (ii) store the Products separately from the other Products held by the Business Partner so that they remain readily identifiable as Promethean’s property; (iii) not remove, deface, or obscure any identifying mark or packaging on or relating to the Products; (iv) maintain the Products in satisfactory condition and keep them insured against all risks for their full price from the date of delivery; (v) notify Promethean immediately if it becomes subject to any of the events listed in clause 13.2(d); and (vi) give Promethean such information relating to the Products as Promethean may require from time to time, provided that the Business Partner may resell or use the Products in the ordinary course of its business.

6.5 Returns; Limited Liability; Remedies and Exclusions.

(a) Returns. Returns for defective Products as well as any other request for return will be made in accordance with Promethean’s policy for returns, as amended from time to time and made available through the Partner Portal.

(b) Limited Warranty. PROMETHEAN EXPRESSLY DISCLAIMS ALL WARRANTIES, CONDITIONS AND REPRESENTATIONS WITH REGARD TO THE PRODUCTS, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, UNLESS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR ANY PRODUCT MATERIALS OR DOCUMENTATION.

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

(c) Limitation of Liability. Unless otherwise required by applicable law and except for the indemnity obligations of Section 11, Promethean’s total cumulative liability to the Business Partner pursuant to this Agreement shall be limited to 100% of the amounts actually paid by the Business Partner to Promethean during the then-current term of this Agreement. The limits on liability do not apply to any liability or remedy for fraud, gross negligence, or intentional or willful misconduct. In the absence of fraud, gross negligence, or intentional or willful misconduct, unless otherwise required by applicable law and except for the indemnity obligations of Section 11, neither Promethean nor Business Partner shall be liable to the other in contract or tort (including negligence or breach of statutory duty) or otherwise for any damages, for loss (whether direct or indirect) of actual or anticipated profits or revenues, loss of goodwill or reputation, business interruption, loss of or damage to data or records, loss of business, or for any indirect damages of whatever nature (including without limitation, consequential, punitive, incidental or special damages) arising out of or concerning this Agreement.

7. ADDITIONAL COVENANTS AND OBLIGATIONS OF THE BUSINESS PARTNER.

7.1 Marketing and Other Obligations of the Business Partner. The Business Partner shall at all times use its commercially reasonable efforts to market, stimulate interest in, promote and sell, the Products and diligently pursue all other sales leads provided by Promethean. In particular and without limiting the generality of the foregoing and in addition to the requirements set forth in Exhibit A, the Business Partner shall at its own cost and expense:

(a) Maintain adequate office facilities and staff to support sales;

(b) Execute, according to commercially reasonable efforts, all marketing plans in which Promethean involves the Business Partner, including any national campaigns to promote the Products which are relevant to the Accounts;

(c) Comply with all Promethean Policies regarding the use and display of Promethean’s Marks which is set forth in Promethean’s Brand Guidelines which shall be available to the Business Partner through the Partner Portal;

(d) Accurately complete, maintain, and timely submit the following information to Promethean through the PPS on a monthly basis:

i.

Sales lead information and projected sales forecasts for the Products for the month and on a rolling twelve (12) month basis. Sales lead and forecasting information shall include school or school district name, products, quantity of each product, and anticipated close date and shall be received by Promethean no later than the 30th day following each month;

ii.	Sell-through reports with Customer names, addresses, Products sold, Products delivery date, and Product serial numbers, which reports shall be in the form specified by Promethean and which shall be received by Promethean no later than seven (7) business days following the end of the month;

iii.	All reports required by the Promethean Certified Installer Agreement (if one exists with the Business Partner);

iv.	A list of all damaged or defective Products; and

v.	Any other information reasonably requested by Promethean pertaining to the business of the Business Partner with Promethean from time to time.

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		Business Partner	DD

		Promethean	LW

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(e) Submit and execute upon the Business Plan to the reasonable satisfaction of Promethean. The Business Plan shall be submitted to Promethean (through the Partner Portal or as otherwise designated by Promethean) within sixty (60) days of the Effective Date and at least forty-five (45) days prior to the beginning of any subsequent year of the Term;

(f) Assist Promethean in assessing market requirements for the Products in terms of quality, capability and other features so long as the Business Partner is not restricted by contract or by law from providing such information;

(g) Notify Promethean of comments, suggestions, complaints, or concerns from Customers regarding the Products;

(h) Maintain in force during the Term and for a period of six (6) years thereafter such insurance policies as are appropriate and adequate having regard to its obligations and liabilities under this Agreement, including but not limited to: (i) at least $1,000,000 in general commercial liability insurance per occurrence and $5,000,000 aggregate; and (ii) the statutory minimum amount of worker’s compensation insurance;

(i) Maintain and be solely responsible for all annual subscription, license fees or other maintenance fees required by third parties during the Term to provide for the Business Partner to have access to the PPS.

The Business Partner’s failure to promptly comply in all material respects with the reporting and other requirements set forth in this Section 7.1 shall be deemed to be a material breach of this Agreement.

7.2 Compliance with Laws and Policies. The Business Partner and its Sales Representatives, employees and agents shall at all times have knowledge of and comply with all: (a) Laws, including the procurement of permits and licenses when required; (b) Customer Policies; (c) Business Partner Policies; and (d) Promethean Policies including Promethean’s Code of Ethics and Standard of Business Conduct (which may be viewed as a PDF file at www.prometheanworld.com under the Social Responsibility subheading). The Business Partner shall immediately notify Promethean in writing of any circumstances which may lead to any investigation or claim against the Business Partner or Promethean arising out of or related to any violation of Laws, Customer Policies, Business Partner Policies, and/or Promethean Polices after becoming aware of the same.

7.3 Additional Statements. In promoting the sale and use of Products under this Agreement, the Business Partner and its Resellers, Sales Representatives, employees and agents shall only make or provide representations, warranties, or other statements concerning the use or functionality of the Products as well as the Warranties provided or purchased for those Products consistent with Promethean’s standard published marketing materials (including all limitations and disclaimers) and Promethean policies, or otherwise approved in writing by Promethean’s Vice President of Channels, Americas. If the Business Partner or any of its Resellers, Sales Representatives, employees or agents make statements other than in accordance with the preceding sentence then:

(a) The Business Partner shall defend, indemnify and hold Promethean harmless from and against any loss, liability, claim, damage, expense (including the costs of investigation and defense and Promethean’s reasonable attorneys’ fees and expenses) incurred by Promethean arising from or in connection with any statement made by the Business Partner or any of its Resellers, Sales Representatives, employees or agents statements in violation of this Section 7.3; and

(b) Promethean shall be entitled to terminate this Agreement in the event that any statements made by the Business Partner (other than in accordance with Promethean’s standard published marketing materials) damages the reputation of Promethean.

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

7.4 Inspection Rights. Throughout the Term, the Business Partner shall keep accurate up-to-date copies and records of all documentation pertaining to the procurement of and sale of the Products and any other activities under this Agreement, including without limitation, all purchase orders, invoices, receipts, account ledgers, and inventory lists. Upon at least five (5) days prior written notice, the Business Partner shall permit Promethean or its independent designated representatives to review or audit any requested records, as well as the party’s physical inventory of Products, during normal business hours, at the Business Partner’s location(s), for purposes of determining the Business Partner’s compliance with this Agreement, and shall make representatives of the Business Partner available to meet with Promethean or its independent designated representatives for the purpose of responding to and answering questions arising out of Promethean’s exercise of its rights under this Section 7.4. Business Partner reserves the right to require independent representatives to sign a nondisclosure agreement covering all non- Promethean Business Partner Agreement encompassed information it may encounter in the process of reviewing the Business Partner records barring the disclosure of that information from Promethean or any other party.

7.5 Sales and Use Tax Laws. In order to ensure compliance with all applicable sales and use tax laws, the Business Partner shall immediately furnish Promethean with a copy of such party’s current resale exemption certificate covering all locations where Promethean drop ships Products on the Business Partner’s behalf. In the event a valid certificate is not provided to Promethean prior to a Product order being place, Promethean will charge an appropriate sales tax, which rate may vary based on the Product delivery address.

7.6 Certified Installer Status, Installation Terms. In order for the Business Partner to perform installation of any of the Products, the Business Partner must be a “Promethean Certified Installer” and such Business Partner must enter into a separate Business Partner Installation Agreement with Promethean in form and substance acceptable to Promethean. The Business Partner shall ensure that its staff is adequately trained prior to offering any Product installation services to Customers. Fully trained staff members will not be considered to be “Promethean Certified Installers” in their own right and any accreditation or delegation a staff member may have to act as a “Promethean Certified Installer” shall cease upon the staff member leaving the Business Partner’s organization.

Nothing contained in this Agreement shall be deemed to grant the Business Partner the exclusive right to offer installation services to any Account. The Business Partner shall only provide installation services to those Accounts in the Territory set forth in Schedule 2.1 (excluding any Enterprise Accounts in the Territory which are specifically assigned to other business partners- a list of which will be provided by Promethean’s Vice President of Enterprise Sales upon request) unless Business Partner has obtained the prior written consent of Promethean, which consent may be withheld in Promethean’s discretion. The Business Partner shall also be solely responsible for, and shall defend, indemnify and hold Promethean harmless from any and all claims, damages or lawsuits (including Promethean’s reasonable attorneys’ fees and costs) arising out of any installation services provided by the Business Partner, its employees, and its agents.

The Business Partner shall recommend to the Customer that all Promethean Products sold by the Business Partner to the Customer be installed (if installation is required) by a Promethean Certified Installer. For Customers who purchase any of Promethean’s Enhanced Warranties for any of the Products as set forth in Section 7.7 herein, the Business Partner shall ensure that the Products are registered and that the Enhanced Warranties for those Products are activated by either the Business Partner or the Promethean Certified Installer (if different from the Business Partner) through the Global Installation Database (“GID”).

7.7 Warranties and Other Support Obligations.

(a) Promethean Standard Warranty. Promethean provides a standard Customer warranty with all Products sold by authorized Business Partners. The current version of the Promethean Standard Warranty and warranty process and procedures from time to time can be found on the Partner Portal. The Business Partner shall not be entitled to amend the terms of the Promethean Standard Warranty. If the Business Partner purports to amend

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

the terms of the Promethean Standard Warranty or offers separate warranty services for the Products then the Business Partner acknowledges that it does so at its own risk and the Business Partner shall indemnify Promethean for any and all claims, damages or lawsuits (including Promethean’s reasonable attorneys’ fees and costs) or liabilities arising out of such actions. In the event the Business Partner offers separate warranty services for any Product, Promethean shall only be responsible for providing the Customer with Promethean’s Standard Warranty protections.

The Customer may be entitled to receive an extension of the Standard Warranty on certain eligible Products under Promethean’s ActivCare Warranty (see the Promethean ActivCare Warranty-at-a-Glance Matrix found in the Partner Portal for the eligible Products). In order for the Customer to receive the extension, the eligible Product must be registered by the Business Partner or the Promethean Certified Installer through the GID. Business Partner shall ensure that all Products eligible for the extension of the Standard Warranty are registered. The terms and conditions for registration can be found on the Partner Portal.

(b) Enhanced Warranties. Promethean shall offer the option for Customers to purchase Enhanced Warranty services under Promethean’s ActivCare Plus Warranties which provide for coverage beyond the Promethean Standard Warranty and beyond Promethean’s ActivCare Warranty. The Enhanced Warranties are Products that may be purchased by the Business Partner in accordance with Section 6 hereof and then resold to Customers pursuant to the terms of this Agreement. In order for the Customer to receive the Enhanced Warranty services, the Enhanced Warranties must be activated for each Product for which the Customer purchased an Enhanced Warranty. The Business Partner shall ensure that the Products are registered and that the Enhanced Warranties for those Products are activated by either the Business Partner or the Promethean Certified Installer (if different from the Business Partner) through the Global Installation Database (“GID”). The terms and conditions for registration and activation can be found on the Partner Portal.

The Business Partner shall not be entitled to amend, modify or alter the terms of the Enhanced Warranties in any way. If the Business Partner purports to amend, modify or alter the terms of the Enhanced Warranties or offers separate warranty services for any Product, then the Business Partner acknowledges that it does so at its own risk and the Business Partner shall indemnify Promethean for any and all claims, damages or lawsuits (including Promethean’s reasonable attorneys’ fees and costs) or liabilities arising out of such actions. In the event the Business Partner offers separate warranty services for any Product, Promethean shall only be responsible for providing the Customer with Promethean’s Standard Warranty protections.

(c) Warranty Support Obligations. In order to assist Promethean in providing Customers with appropriate Product warranty and support to enhance the Customer experience, the Business Partner will procure the accurate completion and timely submission of the following information to Promethean monthly: Product serial numbers, Product details, End User’s name, address, and e-mail contact, and the installation engineer’s name or company name. Such reporting will be made through the GID or any alternative method determined by Promethean in its sole discretion from time to time.

(d) Business Partner will notify Promethean of any comments, suggestions, complaints, technical issues, or concerns from Customers regarding the Products.

(e) Business Partner will promptly provide all reasonable support and assistance requested by Promethean (at Promethean’s expense) in case of a Product recall or safety related issue regarding the Products.

(f) Business Partner will provide reasonable support and information as requested by Promethean or its authorized hardware support providers to enable them to carry out warranty support to Customers.

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

7.8 Background Checks for Employees Who Enter Onto Customer Sites. The Business Partner shall ensure that a criminal background check is conducted every twelve (12) months on each employee, representative, or agent of the Business Partner who shall enter onto any Promethean Customer site to perform any services with respect to the Promethean Products, including but not limited to training and installation.

7.9 Obligations related to the Sale of Channel One News InterActiv Products.

(a) The Business Partner shall ensure that it presents the Customer with the applicable Channel One News InterActiv Subscription Agreement (On-Demand or Simultaneous Playback or both if applicable) for review and signature prior to submitting the purchase order to Promethean.

(b) Business Partner agrees that it will not alter or amend the Channel One News InterActiv Agreement(s) without the express prior written approval of Promethean.

(c) Because the Channel One News Interactive Product has specific installation requirements including the installation of a Channel One InterActiv Headend at the school or district level as well as the installation of the InterActiv Player on each Designated Computer, the Business Partner agrees to ensure that the Channel One News InterActiv Product is installed by a Promethean Certified Installer and that such Certified Installer has completed the Channel One training provided by Promethean through Promethean’s Certified Installer portal. If the Business Partner is not itself a Promethean Certified Installer, the Business Partner will ensure that it provides the contact information of a third party Promethean Certified Installer to the Customer.”

(d) If Promethean offers a special incentive program otherwise known as a “SPIFF” to encourage the Business Partner’s sales representatives to promote and sell the Channel One News InterActiv Products, the Business Partner agrees to pass through and distribute 100% of the SPIFF to the applicable sales representative(s). In other words, the Business Partner agrees not to hold back a percentage of the SPIFF for the Business Partner itself.

8. INTELLECTUAL PROPERTY RIGHTS. The Business Partner acknowledges and agrees that:

(a) All right, title and interest in the intellectual property contained in or relating to the Products, including all copyrights, patents and trade secrets and other Confidential Information or materials therein including, but not limited to, all documentation and manuals relating thereto, are and shall as between the parties remain the sole and exclusive property of Promethean;

(b) The Business Partner shall take all actions and execute all documents, at Promethean’s expense and as Promethean may reasonably request, to effect the acknowledgement of ownership contained herein and to secure, maintain and defend for Promethean’s own benefit all rights therein;

(c) All right, title and interest in and to Promethean Marks shall be the exclusive property of Promethean. Subject to meeting the approval requirements set forth in the Partner Portal, the Business Partner: shall not: (1) use registered or unregistered trademarks similar to or incorporating Promethean’s Marks; (2) create a unitary composite mark involving any of the Promethean Marks; (3) remove, alter or otherwise tamper with any trademarks, trade names, logos, numbers or other means of identification on the Promethean Products or the packaging of the Promethean Products which come into the Business Partner’s possession, custody or control; (Business Partner may put its name and number on the Products so long as it does not cover or alter the Promethean names, logos or trademarks on the Products and upon the prior written approval of Promethean’s Vice President of Channels); or (4) make a statement in any advertising material and promotional literature produced by or for it in connection with the Promethean Products as to the ownership of any relevant Intellectual Property used or referred to therein;

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

(d) Its utilization of the Promethean Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Promethean Marks other than the rights expressly granted in this Agreement. The Business Partner agrees not to do anything contesting or impairing any rights of Promethean as to the Promethean Marks;

(e) All Proprietary Materials shall remain the property of Promethean; and

(f) The Business Partner may suggest features or improvements for the Products or ideas for additional Products. Such information and suggestions and any Product modification or improvement whether implemented or not resulting from such information or suggestion by the Business Partner shall be the sole property of Promethean. For the avoidance of doubt, the Business Partner retains all interest and title to their existing intellectual property and to any products developed independently by the Business Partner or a third party that the Business Partner may bundle with Promethean’s Products.

9. MUTUAL NON-SOLICITATION. Throughout the Term and for a period of twelve (12) months thereafter, neither party (unless agreed to in writing by both parties) shall directly or indirectly, on behalf of any firm or person, solicit or seek to hire away any current employee, agent or contractor who was employed or engaged by the other party as of the Termination Date or within the last twelve months of the Termination Date and with whom the other party had material contact with as a result of and in connection with the parties’ business relationship. This restriction does not apply to the hiring of any current employee, agent or contractor who responds to a publication or placement of a classified advertisement in a general publication or applies through a generally accessible website without any notification of available positions or prompting to apply by the other party. The hiring of persons responding to such advertisements shall not be deemed to be a breach of this Section 9.

10. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE BUSINESS PARTNER. The Business Partner represents and warrants that:

(a) The Business Partner has full power and authority to enter into and fully perform its obligations under this Agreement;

(b) The execution of this Agreement does not violate any contract or obligation existing between the Business Partner and any third party;

(c) The Business Partner shall perform its duties and obligations under this Agreement in a manner that will preserve the reputation of Promethean and the Products; and

(d) No litigation, arbitration, investigation or other proceeding of or before any court, arbitrator, governmental or regulatory official, body or authority, is pending, or to the knowledge of the Business Partner, threatened, against the Business Partner which could materially and adversely affect the Business Partner, its operations, or the transactions contemplated by this Agreement, nor is the Business Partner aware of any basis for any litigation, arbitration, investigation or proceeding regarding the same.

11. MUTUAL INDEMNIFICATION.

(a) By the Business Partner. The Business Partner shall be solely responsible for, and shall defend, indemnify and keep indemnified and hold Promethean harmless from and against any and all claims, damages or lawsuits (including Promethean’s reasonable attorneys’ fees and costs) or liabilities arising out of acts or omissions of the Business Partner, its employees, Sales Representatives, and agents (1) in the performance of its obligations under this Agreement, (2) in breach of the obligations of the Business Partner under this Agreement and (3) in amending, modifying, or altering terms of any of Promethean’s warranties including its Standard Warranty, extended, or Enhanced Warranties or offering a separate warranty for any Product.

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

(b) By Promethean. Promethean agrees to indemnify and hold the Business Partner harmless from and against any and all damages and costs or liabilities arising out of acts or omissions of Promethean, its employees, its affiliates, Sales Representatives, and agents (1) in the performance of its obligations under this Agreement; (2) in breach of the obligations of Promethean under this Agreement; and (3) as a result of a claim asserted by any person or entity, that the Products or the use of the Promethean Marks in accordance with this Agreement infringes the intellectual property rights of any third party.

(c) General Procedures. Any indemnification provided pursuant to the foregoing provisions shall include the payment of all reasonable attorneys’ fees and other costs incurred by the indemnified party in defending any such claim. The indemnified party shall promptly inform the indemnifying party in writing of any such claim, demand or suit and shall fully cooperate in the defense thereof. The indemnified party will not agree to the settlement of any claim, demand or suit prior to the final judgment thereon without the consent of the indemnifying party, whose consent will not be unreasonably withheld. The indemnified party shall not by any act or omission, admit liability or otherwise prejudice or jeopardize the indemnifying party’s actual or potential defense to any claim. The said indemnity is subject to the indemnified party’s duty to mitigate all of its said costs, expenses, damages or liabilities.

12. CONFIDENTIALITY AND NON-DISCLOSURE. Each party acknowledges and agrees that:

(a) As a result of the parties’ business relationship, the parties will become knowledgeable about, or come into possession of, Confidential Information. The parties acknowledge and agree that if Confidential Information was to be divulged or to become known to any competitor of Promethean or the Business Partner or to any other person outside the employ of Promethean or the Business Partner, then the other party would be harmed, and that the parties have entered into this Agreement in part to guard against such potential harm.

(b) Neither party will use any Confidential Information except for the purposes of this Agreement and will not disclose such Confidential Information or make it available to third parties except, in relation to Promethean’s Confidential Information, as approved by Promethean in writing to those having a need to access such Confidential Information in connection with the performance of this Agreement or as required by law.

(c) The Business Partner also agrees to obtain from each Sales Representative a confidentiality agreement that fulfills all of the obligations of this Agreement prior to disclosing to or permitting the Sales Representative access to any Confidential Information.

(d) With respect to any Confidential Information not qualifying for protection under the law as a trade secret, the covenant contained in this Section shall be binding upon the parties during the Term of this Agreement and for the two (2) year period following the Termination Date (“Effective Period”). During the Effective Period, the parties agree not to disclose any Confidential Information unless allowed herein or required to disclose such information by law. The parties may not, under any circumstances, disclose Confidential Information qualifying for protection as a trade secret under O.C.G.A. § 10-1-761(4) for so long as that information remains a trade secret unless required by law. Each party agrees to notify the other within three (3) business days of the receipt of any court order, subpoena, or other legal process demanding disclosure of the other’s Confidential Information so as to allow the other party to seek a protective order or other appropriate remedy.

(e) The Business Partner agrees that all Promethean Confidential Information and all records, documents and materials relating Promethean Confidential Information, shall be and remain the sole and exclusive property of Promethean.

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		Business Partner	DD

		Promethean	LW

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(f) The parties agree that they will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breach by the other party of this section. Accordingly, in the event of a breach or of a threatened or attempted breach by the other party, in addition to all other remedies to which the party is or may be entitled to under law, in equity, or otherwise, the party shall be entitled to a temporary restraining order and permanent injunction (without the necessity of showing any actual damage) or a decree of specific performance of the provisions of this section and no bond or other security shall be required in that connection.

13. EARLY TERMINATION.

13.1	By Either Party. This Agreement may be terminated immediately by a party by written notice to the other party if:

(a) The other party commits any irremediable material breach of any provision of this Agreement;

(b) The other party commits any remediable material breach of any provision of this Agreement and fails to remedy such breach within thirty (30) days from service of a notice specifying the breach and requiring it to be remedied; or

(c) The other party ceases to carry on its business, becomes insolvent, files a petition in bankruptcy, resolves to wind-up its business, has receiver or trustee appointed over the whole or any part of its assets without its consent and such appointment is not dismissed within thirty (30) days, or if the other party is generally unable to pay its debts.

13.2 By Promethean. This Agreement may be terminated immediately by Promethean upon thirty (30) days written notice to the Business Partner for any reason or for the following reasons:

(a) The Business Partner, or any of its officers or directors is either: (i) charged with the commission of any act of fraud, theft, embezzlement, financial dishonesty, felony, or criminal act involving moral turpitude; or (ii) a party to any Customer or governmental investigation which Promethean determines has or will cause damage to Promethean’s reputation;

(b) The Business Partner fails to adhere to the terms of any PIP established by Promethean in accordance with Section 5.3 of this Agreement;

(c) The Business Partner’s fails to submit timely forecasts and/or reports required under Section 7.1 of this Agreement on more than three (3) occasions during the Term;

(d) The Business Partner transfers (or attempts to transfer) either: (i) substantially all of the Business Partner’s assets; or (ii) more than fifty percent (50%) of the Business Partner’s outstanding capital stock, to any competitor of Promethean as determined by Promethean in its reasonable discretion, or engages in any other similar transaction;

(e) The Business Partner challenges the validity of or Promethean’s title to any of its intellectual property rights; or

(f) The Business Partner poses a credit risk in Promethean’s reasonable judgment which cannot be remedied by advanced payments or cash on delivery.

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		Business Partner	DD

		Promethean	LW

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14. RIGHTS UPON TERMINATION. Upon termination of this Agreement for any reason:

(a) Within five (5) business days, the Business Partner will provide to Promethean a complete list of its inventory of Promethean Products by quantity, type and condition of sale. Promethean will have fifteen (15) business days from the date of receipt of the list from the Business Partner to notify the Business Partner whether Promethean will purchase any or all of the inventory at mutually agreeable prices (“Notice of Intent to Purchase”). Promethean shall have a period of thirty (30) days from the date of the Notice of Intent to Purchase to complete the purchase. Any Products that Promethean does not purchase may be sold by the Business Partner to Customers who are end users of the Products only; not to resellers or wholesalers. All Promotional Materials in the possession of the Business Partner, shall be returned to Promethean together with a notarized certificate establishing that no Promotional Material stock, Confidential Information, or other Proprietary Materials remain with the Business Partner; however, nothing herein requires the Parties to erase any Confidential Information that is in an archived computer backup system in accordance with their respective security and/or disaster recovery procedures and the Parties may each retain copies of the Confidential Information to the extent required to comply with legal, regulatory or internal documentation retention requirements, which Confidential Information shall remain under the requirements, terms and conditions governing Confidential Information as agreed herein;

(b) The Business Partner shall immediately pay all outstanding unpaid Promethean invoices, which shall become immediately payable by the Business Partner in respect of Products ordered prior to the termination of this Agreement but for which an invoice has not been submitted;

(c) Any transitional business post-termination shall be at Promethean’s sole discretion the terms of which shall be outlined in a separate written agreement between the parties.

(d) The Business Partner shall cease to use all Promethean Marks and other Proprietary Materials to promote, market or advertise the Products other than for the purposes of selling Products for which Promethean has not exercised its right of repurchase pursuant to Section 14(a) above; and

(e) The Business Partner shall provide Promethean with all necessary information concerning outstanding or prospective orders by Customers which Promethean or any new business partner may wish to meet.

The termination of this Agreement shall be without prejudice to the rights of the parties accrued up to the date of such termination. Upon termination, all rights granted to the Business Partner shall cease and revert back to Promethean. The following provisions of this Agreement shall survive termination: Sections 7.5, 9, 11, 12, 14, 22 and

23.

15. NOTICES. Unless otherwise set forth in this Agreement, all notices shall be in writing and sent by first class mail, or delivered by hand on a business day to the receiving party. Any such notice shall be deemed to be duly served: (a) if delivered personally, on the date of delivery or, if not a business day, on the next business day; (b) if sent by first class mail, five (5) business days following the date of posting. All notices to Promethean shall be to the address listed in the introductory paragraph to this Agreement, “Attn: CEO,” and with a copy (which shall not constitute notice) to Promethean, Inc., Attn: Head of Legal, North America, 1165 Sanctuary Parkway, Suite 400, Alpharetta, Georgia 30009. All notices to the Business Partner shall be at the address set out in this Agreement. Either party may change its address by giving notice in the manner provided in this Section 15.

16. FORCE MAJEURE. Neither party shall be under any liability to the other or any other party in any way whatsoever for destruction, damage or delay arising out circumstances beyond its reasonable control. Notwithstanding the foregoing, each party shall use all reasonable means to continue to perform, or resume performance of, such obligations hereunder for the duration of such force majeure.

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		Business Partner	DD

		Promethean	LW

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17. ASSIGNMENT. Neither party may assign all or part of its benefits or obligations of this Agreement to any third party without the prior written consent of the other. However, either party may freely assign its rights under this Agreement to any affiliate of such party under common control.

18. EXPORT. The Business Partner agrees to comply fully with all Export Laws to assure that neither the Products nor any direct product thereof are either: (a) exported, directly or indirectly, in violation of Export Laws; or

(b) are intended to be used for any purposes prohibited by Export Laws.

19. DISPUTE RESOLUTION. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to the specific terms of this Agreement or any breach of this Agreement promptly through informal negotiation. With the exception of a dispute as to nonpayment, if the matter in controversy is not resolved through informal negotiation within thirty (30) days of initiation of such negotiation, the controversy or claim shall be finally settled by binding arbitration to be conducted in Atlanta, Georgia as follows: There shall be one arbitrator who shall be selected by agreement of the parties, or failing agreement on the selection, who shall be selected in the manner determined by the American Arbitration Association. The arbitrator shall determine the matters in controversy in accordance with the internal Laws of the State of Georgia, without giving effect to the principles of conflict of laws thereof. Any award in such arbitration shall be in writing specifying the factual and legal basis therefore, and shall be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The costs of arbitration (including any required travel and lodging expenses incurred by the arbitrator) shall be borne equally by the parties. With respect to a dispute as to nonpayment, if the dispute is not resolved through informal negotiation, Promethean may seek to recover payment by whatever means the law allows.

20. HEADINGS. The section headings in this Agreement are inserted for ease of reference only and shall not affect the construction or interpretation of this Agreement.

21. RELATIONSHIP BETWEEN PROMETHEAN AND BUSINESS PARTNER. The relationship of Promethean and the Business Partner established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other party, create a relationship between the parties as partners, joint venturers or agency, employer/employee or otherwise as participants in a joint or common undertaking, or allow the Business Partner to create or assume any obligation on behalf of Promethean for any purpose whatsoever. No franchise is intended or created by the relationship between Promethean and Business Partner.

22. ENTIRE AGREEMENT; SEVERABILITY; WAIVER; RELEASE.

(a) Entire Agreement. This Agreement, together with all exhibits, schedules, and any attachments thereto supersedes and terminates any arrangement, undertaking, understanding, promise or agreement made or existing between the parties regarding the same purpose prior to or simultaneously with this Agreement, including, without limitation, the Original Agreement, and constitutes the entire understanding between the parties. No amendment or modification of this Agreement shall be made except in writing and signed by both parties. In the event of a conflict between the terms of this Agreement and any terms or conditions relating to the sale of Products or Promethean Policies contained in or set out on the Partner Portal, the terms of this Agreement shall prevail.

(b) Severability. If any term or provision in this Agreement shall be held by any judicial, arbitral, regulatory, or other public authority of competent jurisdiction to be illegal, invalid, void, voidable, or unenforceable it will to that extent omitted and the validity or enforceability of the remainder of this Agreement shall not be affected.

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		Business Partner	DD

		Promethean	LW

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(c) Waiver. The failure by either party to enforce at any time or for any period any one or more of the terms or conditions of this Agreement shall not be a waiver of them or of the right at any time subsequently to enforce all terms and conditions of this Agreement.

23. GOVERNING LAW. This Agreement has been made in and shall be construed in accordance with the Laws of the state of Georgia.

[SIGNATURES ON FOLLOWING PAGE]

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		Business Partner	DD

		Promethean	LW

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EDUCATION BUSINESS PARTNER AGREEMENT

[EDUCATION BUSINESS PARTNER AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Promethean Inc.

By:	/s/ Louise Ward

Name:	Louise Ward	Title:	VP of Finance

Business Partner:

Computer Software Innovations, Inc. dba CSI Technology Outfitters

By:	/s/ David Dechant

Name:	David Dechant	Title:	CFO

Address: 900 E. Main St.

Suite T

Easley, SC 29640

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		Business Partner	DD

		Promethean	LW

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